                                                                    Exhibit 10.2

                     Fujian Jinjiang Pacific Shoes Co. Ltd.
                            Equity Transfer Agreement
                             (English Translation)

Party A: Fujian Jinjiang Chendai Handai Xinxing Shoes Factory
        (the name has been changed to Jinjiang Baopiao Shoes Co., Ltd.)
Address: Handai, Chendai, Jinjiang City
Legal Representative: Li Huolian

Party B: Hong Kong Tianxinhang Co., Ltd
Address: 19F B, Changjia Industry Mansion, No.345 Defudao West, Hong Kong
Representative: Xie Yinning

Party C: Alberta Holdings Limited
Address: 9th Floor, Po Chenong Commercial Building No.29 Prat Avenue, Kowloon,
         Hong Kong
Representative: Li Haiting

Fujian Jinjiang Pacific Shoes Co., Ltd. (the "Company") is a Sino-foreign  joint venture  company  invested  by  Party  A and  Party  B  establish  according  to
Certificate  No. Jin [1993] Wai 101.  Party A and Party B agree to transfer  all the equity  interests they hold in the Company to Party C. In  consideration  of the  mutual  promises  contained  herein,  Party A, Party B and Party C herewith agree as follows:

1.   Party A agrees to transfer all the equity interest (capital contribution of
     RMB 1.4 million, accounting for 28% of the register capital of the Company)
     it holds in the Company to Party C. Party C agrees to accept all the equity interest  held by Party A. The  transfer  price of the equity  interest  is
     RMB1.4 million.  Party C shall pay the transfer price to Party A in cash in single  installment  within six months following the change of registration of the Company.

2.   Party B agrees to transfer all the equity interest (capital contribution of
     RMB 3.6 million, accounting for 72% of the register capital of the Company)
     it holds in the Company to Party C. Party C agrees to accept all the equity interest  held by Party B. The  transfer  price of the equity  interest  is
     RMB3.6 million.  Party C shall pay the transfer price to Party B in cash in single  installment  within six months following the change of registration of the Company.

3.   Whereas  the  register  capital of the Company has been paid up in full (as certified by Capital Verification Report No. Quanzhou Zhonghe Yan Zi [2001]
     021),  the  investor of the  Company  shall bear  liability  limited by the register capital it pays.

4.   This  agreement is governed by and  interpreted  under the laws of People's
     Republic of China.

5.   This agreement shall be observed by the three parties.  Any party in breach of this  agreement  shall pay  damages  for any and all losses  suffered by other parties.
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6.   Dispute  Resolution:  any  dispute  arises out of this  agreement  shall be settled by  negotiation.  If  negotiation  fails,  any party may submit the dispute to local people's court.
7.   This  agreement  shall take effect upon the  execution of the three parties and obtaining approval from competent authorities.

8.   The agreement shall be executed in six copies. Each of Party A, Party B and
     Part C shall take one copy.  The  Company  shall take one copy.  Two copies shall be filed with relevant authorities.

Party A: Jinjiang Baopiao Shoes Co., Ltd.

/s/ Li Huolian
---------------------------------------
Legal Representative: Li Huolian

Party B: Hong Kong Tianxinhang Co., Ltd.

/s/ Xie Yinning
---------------------------------------
Representative: Xie Yinning

Party C: Alberta Holdings Limited

/s/ Li Haiting
---------------------------------------
Representative: Li Haiting

                         January 12, 2009, in the conference room of the Company